UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

______________________________________

WESTFIELD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	73-1627673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Elm Street
Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

         Westfield Financial, Inc. (“Westfield”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2013.  There were 22,026,862 shares of common stock eligible to be voted at the Annual Meeting and 19,740,814 shares were represented in person or by proxy at the meeting which constituted a quorum to conduct business.

         As further detailed in Westfield’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 5, 2013, there were three proposals submitted to Westfield’s shareholders at the Annual Meeting. The shareholders approved proposals 1, 2 and 3. The final results of voting on each of the proposals are as follows:

Proposal 1.    Election of Directors.

Nominee	For	Withhold	Broker Non-Votes
Charles E. Sullivan	16,270,048	425,800	3,044,966
Kevin M. Sweeney	16,029,302	666,546	3,044,966
Christos A. Tapases	16,445,856	249,992	3,044,966

Proposal 2.    Non-Binding Advisory Resolution on the Compensation of the Named Executive Officers of Westfield.

For	Against	Abstain	Broker Non-Votes
15,686,268	467,269	542,311	3,044,966

Proposal 3.    Ratification of the Appointment of Wolf and Company, P.C. as Westfield’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
19,416,793	188,158	135,863	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

Date:	May 17, 2013	By:	/s/ Gerald P. Ciejka
Gerald P. Ciejka
Vice President and General Counsel